UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2024 Long Term Incentive Plan Awards

On December 11, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) approved the specific components of, and the payout calibration for, certain awards to be made under the Company’s Long Term Incentive Plan (the “LTI Plan”) for fiscal year 2024. The LTI Plan is a sub-plan consisting of awards made under the Company’s 2018 Omnibus Incentive Plan, as amended and restated (the “Omnibus Incentive Plan”). The participants in the LTI Plan include the Company’s named executive officers identified in the table below (the “NEOs”).

The Compensation Committee also approved grants to the NEOs other than the Chief Executive Officer of the Company (the “CEO”), and the independent members of the Board approved a grant to the CEO, in each case under the LTI Plan for fiscal year 2024 (collectively, the “FY 2024 LTI Grants”), consisting of two award components: (1) relative total shareholder return (“TSR”) performance shares (50% of the target long-term incentive award value) and (2) time-vesting restricted stock units (50% of the target long-term incentive award value).

The TSR performance shares granted in fiscal year 2024 will be earned over the three-year performance period ending on October 31, 2026, but will remain subject to a continued service-based vesting requirement until the third anniversary of the date of grant. The performance measure for the relative TSR performance shares is the TSR of the Company relative to the TSR of the Russell 2000 from October 31, 2023 through October 31, 2026. For purposes of calculating TSR, the Company’s stock price will be measured using the average closing price over the 20 consecutive trading days preceding the measurement date.

The award of the relative TSR portion of the FY 2024 LTI Grants is contingent upon approval by the Company’s stockholders of the authorization of sufficient additional shares of common stock under the Omnibus Incentive Plan at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to accommodate all of the shares of the Company’s common stock potentially issuable pursuant to the relative TSR portion of the FY 2024 LTI Grants. If such stockholder approval is not obtained at the Annual Meeting, then the award of the relative TSR portion of the FY 2024 LTI Grants will be immediately cancelled.

The time-vesting restricted stock units granted in fiscal year 2024 will vest at a rate of one-third (1/3) of the total number of restricted stock units on each of the first three anniversaries of the date of grant.

None of the FY 2024 LTI Grants include any dividend equivalent or other stockholder rights. To the extent the awards are earned, they may be settled in shares or cash of an equivalent value.

The Form of Performance Share Award Agreement used for the contingent relative TSR performance shares is filed herewith as Exhibit 10.1 and the Form of Restricted Stock Unit Award Agreement (U.S. Employees) used for the time-vesting restricted stock units was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 6, 2018.

The target award values of the FY 2024 LTI Grants to the NEOs are as follows:

Named Executive Officer	Target 2024 LTI Plan Award
Jason Few President and Chief Executive Officer	$2,574,000
Michael S. Bishop Executive Vice President, Chief Financial Officer and Treasurer	$1,000,000
Joshua Dolger Executive Vice President, General Counsel and Corporate Secretary	$550,000
Michael J. Lisowski Executive Vice President and Chief Operating Officer	$550,000
Mark Feasel Executive Vice President and Chief Commercial Officer	$550,000

The number of time-vesting restricted stock units granted to the NEOs as of December 11, 2023, and the target number of performance shares granted to the NEOs on a contingent basis as of December 11, 2023, were each determined by dividing one-half of the target award values included in the table above by the average closing price of the Company’s common stock over the 60 consecutive trading days preceding the grant date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Performance Share Award Agreement (Relative TSR – Contingent Award).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 15, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer